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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 24, 2002



                             STILWELL FINANCIAL INC.
             (Exact name of registrant as specified in its charter)


               Delaware                               001-15253                             43-1804048
    ------------------------------         -----------------------------        --------------------------------
       (State of Incorporation)                (Commission File Number)                     (IRS Employer
                                                                                         Identification No.)


            920 Main Street, 21/st/ Floor, Kansas City, Missouri                              64105
    ------------------------------------------------------------------       -----------------------------------
                 (Address of principal executive offices)                                  (Zip Code)
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       Registrant's telephone number, including area code: (816) 218-2400


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.           Other Events

                  Stilwell Financial Inc. ("Stilwell" or the "Company") issued
$930,709,000 aggregate principal amount at maturity of its zero-coupon convertible notes due 2031 (the "Notes") on April 30, 2001 pursuant to an indenture, dated as of April 30, 2001 (the "Indenture"), between Stilwell and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee
(the "Trustee"). A copy of the Indenture was filed as Exhibit 4.1 to Stilwell's quarterly report on Form 10-Q for the quarter ended March 31, 2001.

                  Stilwell announced today that it intends to amend the Indenture and the Notes to add to the Company's covenants, for the benefit of the holders of the Notes, provisions under which Stilwell would pay semiannual cash interest to holders of the Notes on October 30, 2002, April 30, 2003, October 30, 2003 and April 30, 2004. Such cash interest payments would be effected by way of a supplemental indenture to be entered into between Stilwell and the Trustee, a form of which is filed as Exhibit 4.1 to this report.

Item 7.           Financial Statements and Exhibits

(c)               Exhibits

                  Exhibit No.           Document
                  -----------           --------

                  4.1                   Form of First Supplemental Indenture to
                                        be entered into between Stilwell
                                        Financial Inc. and JPMorgan Chase Bank.

                  99.1                  News release issued by Stilwell
                                        Financial Inc., dated April 24, 2002,
                                        announcing that Stilwell intends to pay
                                        cash interest to holders of the Notes.


Item 9.           Regulation FD Disclosure

                  Stilwell is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the news release issued by Stilwell Financial Inc., dated April 24, 2002, announcing that Stilwell intends to pay cash interest to the holders of the Notes.

Certain United States Federal Income Tax Considerations

                  This discussion is a general summary of certain U.S. federal income tax consequences of the anticipated amendments to the terms of the Indenture and the Notes that is applicable to "U.S. Holders" who acquired Notes at their issue price in the initial offering, and who hold the Notes as capital assets (generally, property hold for investment). The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed
Treasury regulations, administrative pronouncements of the Internal Revenue
Service ("IRS") and court decisions, all as in effect on the date hereof, and all of which are subject to change (possibly on a retroactive basis) and to different interpretations. The summary is intended for general information only, and does not describe all of the U.S. federal income tax considerations that may be relevant to holders of Notes in light of their particular circumstances, or to holders of Notes that


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may be subject to special U.S. federal income tax rules (including, for example, dealers in securities or currencies, banks and other financial institutions, partnerships and other pass-through entities, tax-exempt organizations, insurance companies, persons holding old notes and/or new notes as part of a hedging, integrated, conversion or constructive sale transaction or as a position in a straddle, traders in securities that elect to use a mark-to-market method of accounting and persons having a functional currency other than the U.S. dollar). The summary also does not address the potential implications of state, local or non-U.S. tax laws, or any aspect of U.S. federal tax law other than income taxation.

     Holders of Notes should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is some uncertainty under current U.S. federal income tax law as to the appropriate treatment of amendments to the terms of the Indenture and the Notes. The Company has not obtained, and will not request, a ruling from the IRS in connection with the adoption of such amendments. Accordingly, no assurance can be given that the IRS will agree with any positions to be taken by the Company, or that a court will not sustain any challenge by the IRS in the event of litigation.

     HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE
U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF AMENDMENTS TO THE TERMS
OF THE INDENTURE AND THE NOTES.

     For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Notes who, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if
(a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. If a partnership holds Notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding Notes should consult their own tax advisors.

U.S. Federal Income Tax Treatment of the Notes

     The Company has treated the Notes, and intends to continue treating the Notes, as "contingent payment debt instruments" for U.S. federal income tax purposes, and holders of Notes have agreed pursuant to the Indenture to be bound by such U.S. federal income tax treatment. Under the Treasury regulations governing contingent payment debt instruments (the "CPDI regulations"), a U.S.
Holder generally is required, for each taxable year that the Notes are held, (i) to accrue interest in respect of the Notes (which is includible in gross income as ordinary interest income) on a constant-yield basis using the "comparable yield" of non-contingent debt instruments issued by the Company with terms and conditions otherwise similar to the Notes, and (ii) to recognize income or loss in certain circumstances when the actual amounts received in respect of the Notes during a taxable year are greater or less, as the case may be, than the projected amounts set forth on the "projected payment schedule" prepared by the Company and


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attached as an Exhibit to the Indenture. At the time that the Notes were issued, the Company determined that the comparable yield for the Notes was 7.51% per annum, with semi-annual compounding.

     This summary assumes that the Notes constitute contingent payment debt instruments subject to the CPDI regulations, but does not address all of the U.S. federal income tax consequences of the application of the CPDI Regulations to holders of the Notes. For further information regarding the principal U.S.
federal income tax considerations that may be relevant to the acquisition and ownership of the Notes, holders should refer to the prospectus, dated July 31, 2001, filed with the Securities and Exchange Commission as part of the Company's registration statement on Form S-3, under the heading "Certain United States
Federal Income Tax Considerations." Holders of the Notes also are encouraged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. consequences of the ownership and disposition of Notes in light of their particular circumstances.

U.S. Federal Income Tax Treatment of the Anticipated Amendments to the
Indenture and the Notes

     It is anticipated that amendments to the terms of the Indenture and the Notes will provide for cash payments of additional interest to holders of the Notes for a specified period of time. Under general principles of U.S. federal income tax law, such a modification to the terms of a debt instrument, whether or not evidenced by a physical surrender of the debt instrument for a newly-issued debt instrument, may be treated as an exchange in which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. In this regard, applicable
Treasury regulations (the "Modification Regulations") provide that, as a general rule, an exchange occurs when, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument collectively
(except for certain changes specifically addressed under the Modification
Regulations), the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant (a "significant modification").

     While the matter is not free from doubt, the Company currently expects that, based on the relevant facts and circumstances, the amendments to the terms of the Indenture and the Notes will constitute a significant modification to the Notes under the Modification Regulations. In such event, for U.S. federal income tax purposes, the Company would treat holders of the Notes as having exchanged their existing Notes for amended Notes providing for the cash payments of additional interest (the "Amended Notes"). Under the CPDI Regulations, the deemed exchange of Notes for Amended Notes would be considered a repurchase of the Notes by the Company in exchange for an amount equal to the fair market value of the Amended Notes on the date that the Supplemental Indenture becomes effective; however, such repurchase should qualify as a "recapitalization," within the meaning of section 368(a) of the Code, in which no gain or loss would be recognized by holders under section 354 of the Code.

     Based upon the foregoing, there is some uncertainty regarding the U.S.
federal income tax consequences to U.S. Holders of a deemed exchange of Notes for Amended Notes. In particular, due in part to the prior accruals of interest in respect of the Notes based upon the original comparable yield, a U.S.
Holder's adjusted tax basis in the Notes will be expected to exceed the fair market value of the Amended Notes on the expected date of the deemed


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exchange. The CPDI Regulations generally provide that such excess should be taken into account by a U.S. Holder as a "negative adjustment," which would be treated (i) first, as a reversal of interest that otherwise would be included in gross income by the U.S. Holder in respect of the Notes in the current taxable year, (ii) then, as ordinary loss to the extent of total prior interest inclusions of the U.S. Holder in respect of the Notes, and (iii) thereafter, as a capital loss. However, assuming that the deemed exchange of Notes for Amended
Notes qualifies as a recapitalization, the recognition of a loss by a U.S.
Holder, and possibly also the reversal of interest in the current taxable year, may be disallowed (in whole or in part) pursuant to section 354 of the Code.

     U.S. Holders of the Notes should consult their own tax advisors regarding the application of Code section 354 and the CPDI Regulations to a deemed exchange of Notes for Amended Notes.

     If, contrary to the expectations of the Company, the anticipated amendments to the terms of the Indenture and the Notes do not constitute a significant modification under the Modification Regulations, there would be no deemed exchange of the outstanding Notes for Amended Notes for U.S. federal income tax purposes. In such case, a U.S. Holder of Notes generally would continue to accrue interest in respect of the Notes based on the original comparable yield determined by the Company. Moreover, the projected payment schedule for the Notes would not change and, while the matter is not free from doubt, any additional cash payments received by the U.S. Holder as a result of amendments to the Indenture and the Notes should be included in gross income by the U.S.
Holder as additional interest income.

U.S. Federal Income Tax Consequences of the Ownership of the Amended Notes

     The following discussion assumes that the anticipated amendments to the terms of the Indenture and the Notes will give rise to a deemed exchange of Notes for Amended Notes. In such event, the Company intends to treat the Amended
Notes as contingent payment debt instruments that are newly issued at an initial issue price equal to the fair market value of the Notes on the date of the deemed exchange. For purposes of the CPDI Regulations, a new comparable yield and projected payment schedule applicable to the Amended Notes will be determined as of the same date. A U.S. Holder of Amended Notes generally will be required to accrue interest in respect of the Amended Notes using the newly-determined comparable yield, and to report positive or negative adjustments to such interest accruals based upon the newly-determined projected payment schedule.

     The comparable yield and projected payment schedule applicable to the Amended Notes will be set forth in the Supplemental Indenture, a form of which is filed as Exhibit 4.1 to this report. Holders also may obtain the projected payment schedule applicable to the Amended Notes by submitting a written request to: Stilwell Financial Inc., 920 Main Street, 21st Floor, Kansas City, MO 64105
Attention: Gwen Royle. The comparable yield and the projected payment schedule are not intended for use for any purpose other than the determination of interest accruals in respect of the Amended Notes, and adjustments thereto, under the CPDI Regulations, and neither the comparable yield nor the projected payment schedule should be regarded as a projection or representation regarding the actual amounts payable on the Amended Notes.


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     A U.S. Holder's initial tax basis in the Amended Notes may exceed the initial issue price if, as a result of the recapitalization treatment of the deemed exchange of Notes for Amended Notes, the U.S. Holder does not recognize all or part of a loss that was realized upon such exchange (or does not otherwise reverse prior interest inclusions). Under the CPDI regulations, any such excess should be taken into account as a negative adjustment, in a reasonable manner, either on the dates of interest accrual or on the dates of projected payments. U.S. Holders of Amended Notes should consult their own tax advisors regarding (i) the effect, if any, of the recapitalization treatment of the deemed exchange on the determination of their initial tax basis in the
Amended Notes and (ii) the manner in which to account for any difference between the initial tax basis and initial issue price of the Amended Notes.

     THE FOREGOING SUMMARY IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT
PURPORT TO ADDRESS ALL OF THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF
THE ANTICIPATED AMENDMENTS TO THE TERMS OF THE INDENTURE AND THE NOTES. HOLDERS
OF THE NOTES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S.
FEDERAL, STATE, LOCAL AND OTHER TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM
BASED UPON THEIR PARTICULAR CIRCUMSTANCES.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STILWELL FINANCIAL INC.




Date:  April 24, 2002            By:         /s/ Douglas E. Nickerson
                                        --------------------------------------
                                                Douglas E. Nickerson
                                        Vice President, Controller and Treasurer
                                             (Principal Accounting Officer)